Exhibit 99.1

HYATT TO DELAY ISSUANCE OF FOURTH QUARTER AND FULL YEAR 2023 EARNINGS RELEASE AND INVESTOR CONFERENCE CALL

Announces Fourth Quarter and Full Year 2023 Highlights

Declares Quarterly Cash Dividend

CHICAGO (February 14, 2024) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today announced that it will delay the issuance of its fourth quarter and full year 2023 earnings release and investor conference call previously scheduled for February 15, 2024, as additional time is required to finalize accounting related to Unlimited Vacation Club deferred cost activity in its Apple Leisure Group segment, which has no cash impact. The Company will issue a separate press release when a rescheduled date and time has been determined.

The Company also announced the following fourth quarter and full year 2023 highlights:

•	Comparable system-wide RevPAR increased 9.1% in the fourth quarter and 17.0% for the full year of 2023, compared to the same periods in 2022, and exceeded full year outlook for 2023.

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Comparable owned and leased hotels RevPAR increased 5.9% in the fourth quarter and 15.5% for the full year of 2023, compared to the same periods in 2022. Comparable owned and leased hotels operating margin was 26.2% in the fourth quarter and 25.4% for the full year of 2023.

•	Comparable Net Package RevPAR increased 11.3% in the fourth quarter and 15.3% for the full year of 2023 compared to the same periods in 2022.

•	Management, Franchise, License, and other fees were $256 million in the fourth quarter and $985 million for the full year of 2023.

•	Cash Flow from Operations was $800 million for the full year of 2023, the highest in the Company’s history.

•	Free Cash Flow was $602 million for the full year of 2023, the highest in the Company’s history.

•	Net Rooms Growth was 5.9% for the full year of 2023, in line with full year outlook for 2023.

•	Pipeline of executed management or franchise contracts was approximately 127,000 rooms.

•	Share Repurchases were approximately 890 thousand Class A shares for $95 million in the fourth quarter and approximately 4.1 million Class A shares for $453 million for the full year of 2023.

•	Capital Returns to Shareholders were $500 million for the full year of 2023, inclusive of dividends and share repurchases, in line with the full year outlook for 2023.

First Quarter 2024 Dividend Announcement

The Company’s board of directors has declared a cash dividend of $0.15 per share for the first quarter of 2024. The dividend is payable on March 12, 2024 to Class A and Class B stockholders of record as of February 28, 2024.

Investor Contact

Adam Rohman, 312.780.5834, adam.rohman@hyatt.com

Media Contact

Franziska Weber, 312.780.6106, franziska.weber@hyatt.com

Forward-Looking Statements

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, the timing and payment of dividends, prospects or future events and which involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,”

“seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and pace of economic recovery following economic downturns; global supply chain constraints and interruptions, rising costs of construction-related labor and materials, and increases in costs due to inflation or other factors that may not be fully offset by increases in revenues in our business; risks affecting the luxury, resort, and all-inclusive lodging segments; levels of spending in business, leisure, and group segments, as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; domestic and international political and geopolitical conditions, including political or civil unrest or changes in trade policy; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters, weather and climate-related events, such as earthquakes, tsunamis, tornadoes, hurricanes, droughts, floods, wildfires, oil spills, nuclear incidents, and global outbreaks of pandemics or contagious diseases, or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance tests or guarantees in favor of our third-party owners; the impact of hotel renovations and redevelopments; risks associated with our capital allocation plans, share repurchase program, and dividend payments, including a reduction in, or elimination or suspension of, repurchase activity or dividend payments; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers; relationships with colleagues and labor unions and changes in labor laws; the financial condition of, and our relationships with, third-party owners, franchisees, and hospitality venture partners; the possible inability of third-party owners, franchisees, or development partners to access the capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and our ability to successfully integrate completed acquisitions with existing operations; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); our ability to successfully execute our strategy to expand our management and franchising business while at the same time reducing our real estate asset base within targeted timeframes and at expected values; our ability to maintain effective internal control over financial reporting and disclosure controls and procedures; declines in the value of our real estate assets; unforeseen terminations of our management or franchise agreements; changes in federal, state, local, or foreign tax law; increases in interest rates, wages, and other operating costs; foreign exchange rate fluctuations or currency restructurings; risks associated with the introduction of new brand concepts, including lack of acceptance of new brands or innovation; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, industry consolidation, and the markets where we operate; our ability to successfully grow the World of Hyatt loyalty program and Unlimited Vacation Club paid membership program; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; and violations of regulations or laws related to our franchising business and licensing businesses and our international operations; and other risks discussed in the Company’s filings with the SEC, including our annual reports on Form 10-K and quarterly reports on Form 10-Q, which filings are available from the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company guided by its purpose – to care for people so they can be their best. As of December 31, 2023, the Company’s portfolio included more than 1,300 hotels and all-inclusive properties in 77 countries across six continents. The Company’s offering includes brands in the Timeless Collection, including Park Hyatt®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Hyatt Vacation Club®, Hyatt Place®, Hyatt House®, Hyatt Studios, and UrCove; the Boundless Collection, including Miraval®, Alila®, Andaz®, Thompson Hotels®, Dream® Hotels, Hyatt Centric®, and Caption by Hyatt®; the Independent Collection, including The Unbound Collection by Hyatt®, Destination by Hyatt®, and JdV by Hyatt®; and the Inclusive Collection, including Impression by Secrets, Hyatt Ziva®, Hyatt Zilara®, Zoëtry® Wellness & Spa Resorts, Secrets® Resorts & Spas, Breathless Resorts & Spas®, Dreams® Resorts & Spas, Hyatt Vivid Hotels & Resorts, Alua Hotels & Resorts®, and Sunscape® Resorts & Spas. Subsidiaries of the Company operate the World of Hyatt® loyalty program, ALG Vacations®, Mr & Mrs Smith™, Unlimited Vacation Club®, Amstar DMC destination management services, and Trisept Solutions® technology services. For more information, please visit www.hyatt.com.

Reconciliation of Non-GAAP Financial Measure: Reconciliation of Net cash provided by operating activities to Free Cash Flow

(in millions)	Year Ended December 31,
2023
Net cash provided by operating activities	$800
Capital expenditures	(198)

Free cash flow	$602

Definitions

Free Cash Flow

Free cash flow represents net cash provided by operating activities less capital expenditures. We believe free cash flow to be a useful liquidity measure to us and investors to evaluate the ability of our operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, our ability to grow our business through acquisitions and investments, as well as our ability to return cash to shareholders through dividends and share repurchases. Free cash flow is not necessarily a representation of how we will use excess cash. Free cash flow is not a substitute for net cash provided by operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as free cash flow and management compensates for these limitations by referencing our GAAP results and using free cash flow supplementally. See our consolidated statements of cash flows in our consolidated financial statements included in our Annual Report on Form 10-K to be filed with the SEC in February 2024.

Net Package RevPAR

Net Package RevPAR is the product of the Net Package ADR and the average daily occupancy percentage. Net Package RevPAR generally includes revenue derived from the sale of package revenue comprised of rooms revenue, food and beverage, and entertainment, net of compulsory tips paid to employees. Our management uses Net Package RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. Net Package RevPAR is a commonly used performance measure in our industry.

Revenue per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, and other guest service revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in our industry.

RevPAR changes that are driven predominantly by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominantly by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs, including housekeeping services, utilities, and room amenity costs, and could also result in increased ancillary revenues, including food and beverage. In contrast, changes in average room rates typically have a greater impact on margins and profitability as average room rate changes result in minimal impacts to variable operating costs.